SECURITIES AND EXCHANGE COMMISSION


                       WASHINGTON, DC 20549


                             FORM 8-K

                          CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934



                      December 23, 1997
        (Date of Report, date of earliest event reported)




                        KEYSTONE CONSOLIDATED INDUSTRIES, INC.

      (Exact name of Registrant as specified in its charter)


           Delaware                      1-3919                 37-0364250
                                                                               1
                                    -  -

  (State or other jurisdiction       (Commission File No.)  (IRS Employer
 of incorporation or                             Identification No.)
 organization)


  5430 LBJ Freeway, Suite 1740, Three Lincoln Centre, Dallas, TX     75240-
2697
(Address of principal executive offices)                         (Zip Code)



 Registrant's telephone number, including area code:   (972) 458-0028



                         Not applicable
      (Former name or address, if changed since last report)














                                                                               2
                                    -  -
Item 2:    Acquisition or Disposition of Assets

     On December 23, 1997, Keystone Consolidated Industries, Inc. ("Keystone") completed its acquisition of Engineered Wire Products, Inc. ("EWP"). Previously, EWP operated as a joint venture between Price Brothers Company ("PBC") of Dayton, Ohio, and Keystone with Keystone owning 20 percent of the joint venture. Keystone paid $11.2 million in cash to acquire PBC's 80% interest in the joint venture using available funds on hand.

     For financial reporting purposes, Keystone will account for the step acquisition of the 80% of EWP not previously owned by Keystone by the purchase method.

     EWP manufactures fabricated wire products which are used primarily in the concrete pipe and road construction business. Incorporated in the State of Ohio in 1994, EWP's executive offices and its operating facility are located at 1200
N. Warpole Street, Upper Sandusky, Ohio 43351. EWP's telephone number is (419) 294-3817.

Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits


(a) Financial Statements of Engineered Wire Products, Inc. Page filed pursuant to Rule 3-05 of Regulation S-X

    Independent Auditors' Report                                         F-1

    Balance Sheets - As of December 31, 1995 and 1996;
      September 30, 1997 (unaudited)                                     F-2

    Statements Of Income - Years ended December 31, 1995 and 1996;
       nine months ended September 30, 1996 and 1997 (unaudited)         F-3
                                                                               3
                                    -  -

    Statements of Stockholders' Equity - Years ended December 31, 1995
      and 1996; nine months ended September 30, 1997 (unaudited)         F-4

    Statements of Cash Flows - Years ended December 31, 1995 and 1996;
       nine months ended September 30, 1996 and 1997 (unaudited)         F-5

    Notes to Financial Statements                                        F-6


(b) Unaudited Pro Forma Condensed Consolidated Financial Information Filed Pursuant to Article 11 of Regulation S-X

    Unaudited Pro Forma Condensed Consolidated Balance Sheet - As of
       September  30, 1997                                               P-2

    Notes to Unaudited Pro Forma Condensed Consolidated Balance
      Sheet - As of September 30, 1997                                   P-3

    Unaudited Pro Forma Condensed Consolidated Statement of
      Operations - Year ended December 31, 1996                          P-4

    Notes to Unaudited Pro Forma Condensed Consolidated Statement
      of Operations - Year ended December 31, 1996                       P-5

    Unaudited Pro Forma Condensed Consolidated Statement of
      Operations - Nine months ended September 30, 1997                  P-8

    Notes to Unaudited Pro Forma Condensed Consolidated Statement
      of  Operations - Nine months ended September 30, 1997              P-9


                                                                               4
                                    -  -
(c)  Exhibit

     Exhibit No.                    Description of Exhibit

    2.1 Share Purchase Agreement, dated as of December 23, 1997, between Registrant and Price Brothers Company.

    99.1            Press Release dated December 29, 1997 issued by Registrant.



                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                               (Registrant)



                                 By /s/ Harold M. Curdy
                                     Harold M. Curdy
                                     Vice President - Finance/Treasurer
                                     (Principal Financial Officer)


                                 By /s/ Bert E. Downing, Jr.
                                                                               5
                                    -  -
                                     Bert E. Downing, Jr.
                                     Corporate Controller
                                     (Principal Accounting Officer)





Date:  January 16, 1998























                                                                               6
                                    -  -
INDEPENDENT AUDITORS' REPORT


Board of Directors
Engineered Wire Products, Inc.:

We have audited the accompanying balance sheets of Engineered Wire Products, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Engineered Wire Products, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



February 28, 1997, (December 23, 1997 as to Note A)

Dayton, Ohio
                         ENGINEERED WIRE PRODUCTS, INC.

                                 BALANCE SHEETS
                        (In thousands, except share data)

                                                December 31,   September 30,
                                               1995     1996         1997

                                                                 (Unaudited)
ASSETS

Current Assets:
  Cash                                      $   290   $    24     $   282
  Receivables - trade, less allowance for
    doubtful accounts of $23, $21 and $39
    (unaudited)                               2,245     2,903       3,962
  Inventories (Note G):
    Finished products                         2,720     3,728       3,149
    Raw materials                             1,223     1,298       3,348
  Deferred income taxes (Note H)                 84        96         105
  Prepaid expenses                             -            5           4
    Total current assets                      6,562     8,054      10,850

Property, Plant and Equipment-Net (Note C)    8,995     8,680       8,232

Other Assets                                      50        91         92

Total                                       $15,607   $16,825     $19,174



LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable (Note D)                    $ 1,453   $ 2,095     $ 2,507
  Accounts payable, including bank
    overdraft of $114 in 1996 (Note G)          818       436       1,853
  Due to majority shareholder (Note H)          220       532         477
  Accrued salaries, wages and amounts
    withheld                                    314       361         439
  Other accrued expenses (Note F)               375       445         446
  Current portion of long-term debt
    (Note D)                                     524                    -
                                                         1,180
                                                                      973

    Total current liabilities                  3,704     5,049      6,695


Long-Term Debt (Note D)                        4,131     2,954      2,105

Deferred Income Taxes (Note H)                   466       418        348

Stockholders' Equity:
  Common stock - no par value, 100 shares
    authorized, issued and outstanding        5,302     5,302       5,302
  Additional paid in capital (Note A)         1,301     1,301       1,301
  Pension liability adjustment                  (30)      (51)        (51)
  Retained earnings                              733    1,852       3,474

    Total stockholders' equity                 7,306    8,404      10,026


Total                                       $15,607   $16,825     $19,174

                         ENGINEERED WIRE PRODUCTS, INC.
                              STATEMENTS OF INCOME
                       (In thousands, except share data)

                                         Years ended          Nine months ended
                                          December 31,          September 30,

                                      1995        1996        1996        1997

                                                                 (Unaudited)
Revenues:
  Net sales                         $20,089     $24,539      $17,998     $ 24,706
  Other (Note D)                         36         143          117          167

                                     20,125      24,682       18,115       24,873


Costs and Expenses:
  Cost of sales                      16,914      19,632       14,238       19,763
  Selling and administrative          1,356       1,700        1,354        1,381
  Depreciation                          486         724          549          658
  Interest                              383         713          540          516

                                     19,139      22,769       16,681       22,318

Income before taxes                     986       1,913        1,434        2,555

Income taxes (Note H)                   359         794          518          933

Net income                          $   627     $ 1,119      $   916      $ 1,622



Income Per Common Share           $6,269.97   $11,185.56     $9,160.00  $16,220.00



Weighted average common shares
  outstanding                           100         100          100          100

                         ENGINEERED WIRE PRODUCTS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                        (In thousands, except share data)

                                                    Additional    Pension

                                     Common Stock     Paid-In    Liability  Retained

                                    Shares  Amount    Capital    Adjustment  Earnings

Balance - December 31, 1994         100    $5,302      $  400        $ -      $  106

  Net income                         -       -           -             -         627
  Pension liability adjustment
   (Note F)                          -       -           -            (30)       -
  Additional capital
    contribution (Note A)                     -           901        -          -
                                     -


Balance - December 31, 1995         100     5,302       1,301         (30)       733

  Net income                         -       -           -             -       1,119
  Pension liability adjustment
    (Note F)                        -         -         -             (21 )     -

Balance - December 31, 1996         100     5,302       1,301         (51)     1,852

  Net income (unaudited)             -       -           -             -       1,622


Balance - September 30, 1997        100    $5,302      $1,301        $(51)    $3,474

                         ENGINEERED WIRE PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                  Years ended        Nine months ended
                                                  December 31,         September 30,

                                                 1995      1996       1996       1997

                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                 $   627     $ 1,119   $   916     $ 1,622
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
  Depreciation                                   486         724       549         658
  Deferred taxes                                (136)        (48)     (104)        (79)
  Foreign exchange (gain) loss                    27        (147)     (117)       (167)
  Loss on sale of fixed assets                  -              4         4          22
  Changes in assets and liabilities:
    Receivables                                  107        (657)   (2,555)     (1,060)
    Inventories                               (2,012)     (1,083)     (561)     (1,472)
    Prepaid expenses                            -             (5)       (5)          2
    Accounts payable                             523        (382)      219       1,416
    Accrued expenses                             362          42       166          78
    Due to majority shareholder                   202        311        158        (54 )

      Net cash (used in) provided by
        operating activities                      186       (122 )
                                                                     (1,330 )       966


CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                          (4,592)       (418)     (323)       (232)
  Proceeds from sale of fixed assets             -             5          6       -

      Net cash used in investing activities    (4,592 )     (413 )     (317 )     (232 )

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in notes payable                  1,453         642     1,887         412
  Proceeds from long-term debt                 2,332        -         -           -
  Payments on borrowings                        -           (373)     (231)       (888)
  Capital contribution                            901       -          -          -

      Net cash provided by financing
        activities                              4,686        269
                                                                       1,656       (476 )


INCREASE (DECREASE) IN CASH                      280        (266)        9         258

CASH:
  Beginning of period                              10        290        290         24

  End of period                              $   290     $    24   $   299     $   282



NONCASH TRANSACTIONS:
  Equipment acquisition                      $ 2,295     $  -      $  -        $  -



  Minimum pension liability adjustment       $    76     $    74   $  -        $  -

                         ENGINEERED WIRE PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

A.   ORGANIZATION AND BASIS OF PRESENTATION

     Prior to December 23, 1997, Engineered Wire Products, Inc. ("EWP") operated as a joint venture between Price Brothers Company (Price Brothers) and Keystone Steel & Wire, a division of Keystone Consolidated Industries, Inc. (Keystone). Under the terms of the joint venture agreement Price Brothers and Keystone had an 80% and 20% ownership interest in EWP, respectively. Keystone's 20% ownership interest resulted from the contribution of net assets in 1994 and a contribution of an additional $900,900 in cash in 1995.

     On December 23, 1997, Keystone acquired Price Brothers' interest in EWP. As a result, EWP became a wholly-owned subsidiary of Keystone on that date.

     EWP fabricates and markets steel reinforcing mesh in both roll and sheet form. Markets for EWP's products extend from the Midwest to the East Coast. Products are marketed by a direct sales force that is supplemented by manufacturer's representatives. The mesh is used as concrete reinforcement in sewer and culvert pipe, structural building components and precast products.

     The balance sheet at September 30, 1997 and the statements of income and cash flows for the interim periods ended September 30, 1996 and 1997, and the statement of stockholders' equity and related notes to financial statements for the interim period ended September 30, 1997, have each been prepared by EWP, without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows in accordance with generally accepted accounting principles have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for a full year or of future operations.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

     Property, Plant and Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income per common share is based on the weighted average number of common shares outstanding during each period.


C.   PROPERTY, PLANT AND EQUIPMENT

     The major classes of property, plant and equipment as cost are:

                                              December 31,      September 30,

                                            1995        1996          1997

                                                                 (Unaudited)
                                                     (In thousands)
  Land and land improvements             $   404     $   454        $   450
  Buildings                                1,685       1,732          1,667
  Machinery and equipment                 11,094      11,402         11,352


                                          13,183      13,588         13,469
  Less accumulated depreciation            4,188       4,908          5,237


  Property, plant and equipment,
    net                                  $ 8,995     $ 8,680        $ 8,232



D.   NOTES PAYABLE AND LONG TERM DEBT

                                              December 31,      September 30,

                                            1995        1996           1997

                                                                 (Unaudited)
                                                     (In thousands)
Equipment acquisition debt due
  March 8, 2001 with semi-annual
  payments of 2,338,970 Austrian
  Shillings ($214,309 at
  December 31, 1996 and $188,191 at
  September 30, 1997), plus interest
  at 8%                                   $2,323      $1,948         $1,329
Term Loan due June 30, 2000 with
  quarterly payments of $145,750
  plus interest at a floating rate
  (9.25% at December 31, 1996 and
  9.5% at September 30, 1997)

                                           2,332       2,186          1,749


                                           4,655       4,134          3,078
Less:  Current maturities                    524       1,180            973


                                          $4,131      $2,954         $2,105



     The carrying amount of the fixed rate debt approximates fair market value.

     EWP has purchased forward exchange contracts for three of the Austrian shilling payments required on the equipment acquisition debt to minimize the risk associated with foreign currency fluctuations. As such, EWP has included the losses on these contracts and the gains on the related acquisition debt in other income. The market rates used for the forward contracts and to value the foreign debt balances were based upon market rates at December 31, 1995 and 1996, and September 30, 1997. At December 31, 1996, future payments due on long term debt, incorporating forward contracts for the next five years as of December 31, 1996 were $1,179,552 in 1997; $1,010,678 in each of 1998 and 1999;
$719,178 in 2000 and $213,838 thereafter.

     EWP has available $6,000,000 under a revolving credit agreement (credit agreement) that expires March 31, 1998. Interest is payable at either the prime rate or federal funds rate as defined in the agreement. At December 31, 1995 and 1996 and September 30, 1997, EWP had borrowed $1,453,000, $2,095,000 and
$2,507,000 under this agreement, respectively. EWP's inventories and accounts receivable are collateralized under the credit agreement and term loan. Additionally, the Company's property, plant and equipment are collateralized under the equipment acquisition debt, credit agreement and term loan as well as under Price Brothers' credit agreement.

     Certain of the above debt agreements contain covenants with respect to working capital, additional borrowings, payment of dividends and certain other matters.

     Cash payments for interest during the years ended December 31, 1995 and 1996 were approximately $265,000 and $661,000, respectively. Cash payments for interest during the nine months ended September 30, 1996 and 1997 were approximately $491,000 and $550,000, respectively.

E.   LEASES

     Future minimum lease payments under operating leases with initial or remaining lease terms in excess of one year as of December 31, 1996 are as follows:

     1997                                               $114,000
     1998                                                 83,000
     1999                                                 65,000
     2000                                                 45,000
     2001                                                 5,000

     Total                                              $312,000



     Certain lease agreements include provisions for purchasing the assets. Rental expense was approximately $56,000 and $112,000 for the years ended December 31, 1995 and 1996, respectively and $88,000 and $95,000 for the nine month periods ended September 30, 1996 and 1997, respectively.


F.   RETIREMENT PLANS

     EWP has a non-contributory defined benefit pension plan covering its hourly employees. EWP's funding policy is to contribute amounts to the plan sufficient to meet or exceed the minimum requirements of the Employee Retirement Income Security Act.

     Net pension expense consists of the following components:

                                                              Years ended
                                                             December 31,

                                                             1995      1996

                                                             (In thousands)
  Service cost                                             $  8       $  17
  Interest cost on projected benefit obligation              15          33
  Return on plan assets                                     (28)         (9)
  Net amortization and deferral                              20         (14 )


  Net pension expense                                      $ 15        $ 27




The following is a reconciliation of the funded status of the plan:

                                                              December 31,

                                                             1995      1996

                                                             (In thousands)
  Actuarial present value of benefit obligations:
    Estimated present value of vested benefits             $(273)     $(478)
    Estimated present value of non-vested benefits           (10 )      (71 )

  Accumulated and projected benefit obligation              (283)      (549)

  Market value of plan assets (consisting primarily
    of stocks and bonds)                                     191        453


  Projected benefit obligation in excess of plan assets      (92)       (96)
  Unrecognized net loss                                       49         82
  Unrecognized net liability to be amortized                  14         13
  Prior service cost not yet recognized in pension cost       35         78
  Minimum pension liability adjustment                       (98 )     (173 )


  Pension liability (included in other
    accrued expenses)                                     $  (92)     $ (96)



     EWP recorded minimum pension liabilities for the amounts by which the projected benefit obligations exceeded plan assets. In addition, an intangible asset of $50,013 at December 31, 1995 and $91,672 at December 31, 1996, which equaled the unrecognized prior service cost and unrecognized liabilities, and an adjustment to shareholders equity of $30,304 at December 31, 1995 and $20,345 at December 31, 1996 were also recorded. These adjustments may be reversed in future periods if the minimum liability adjustment is reduced as the result of investment performance or changes in the assumptions used to value the plan.

     EWP also participates in a non-contributory defined benefit plan which is overfunded, that covers all of the salaried employees and is maintained by Price Brothers. In 1996, $58,511 was expensed as the service cost for this plan.

     The following represents rates used in determining the pension liability for both plans:

                                                             1995    1996


     Assumed discount rate                                   6.5%    6.5%
     Expected long-term rate of return on plan assets        7.5%    7.5%
     Assumed rate of future pay increase (salary plan only)  4.5%    3.0%

     EWP also participates in a non-contributory Employee Stock Ownership Plan
(ESOP) for exempt and non-exempt salaried employees which is maintained by Price Brothers. Contributions to the ESOP are determined on a yearly basis by Price Brothers. ESOP expense was $29,798 and $11,334 for the years ended December 31, 1995 and 1996, respectively.

     EWP also participates in a contributory 401(k) Savings Incentive Plan (SIP) for exempt and non-exempt employees which is maintained by Price Brothers. EWP matches a portion of the employees' contribution to the plan. SIP expense was $12,171 and $21,409 for the years ended December 31, 1995 and 1996, respectively.

G.   RELATED PARTY TRANSACTIONS

     EWP purchases inventory from Keystone. Total purchases from Keystone were approximately $14.2 million and $10.6 million for the years ended December 31, 1995 and 1996, respectively, and $6.9 million and $11.2 million for the nine month periods ended September 30, 1996 and 1997, respectively. Included in accounts payable were payables of approximately $187,000 and $169,000 due to Keystone at December 31, 1995 and 1996, respectively, and $145,000 at September 30, 1997.


H.   INCOME TAXES

     Income taxes consisted of the following:

                                        Years ended        Nine months ended
                                       December 31,          September 30,

                                      1995      1996      1996        1997

                                                              (Unaudited)
                                                  (In thousands)
Currently payable:
  Federal                             $ 447     $631     $ 565      $  909
  State                                  45      206        57        103


    Total currently payable             492      837       622      1,012


Deferred:
  Federal                              (119)     (37)      (90)        (69)
  State                                 (14 )     (6 )     (14 )      (10 )


    Total deferred                     (133 )    (43 )    (104 )      (79 )


Total income tax                      $ 359     $794     $ 518      $  933



     Income taxes have been determined as if the Company were a separate taxpaying entity. EWP is included in the consolidated federal and state tax returns of Price Brothers through December 23, 1997. Therefore, the unpaid portion of EWP's currently payable taxes have been included as amounts due to the majority shareholder.

     Total deferred income tax assets were $103,000, $130,000 and $105,000 at December 31, 1995, 1996 and September 30, 1997, respectively, and consisted primarily of certain accruals for financial statement purposes that were not currently deductible for income tax purposes. Total deferred income tax liabilities were $485,000, $452,000 and $348,000 at December 31, 1995, 1996 and
September 30, 1997, and consisted primarily of temporary differences related to property, plant and equipment of $479,000, $399,000 and $333,000, respectively, and temporary differences related to foreign currency transactions of $45,000 at both December 31, 1996 and September 30, 1997 resulting in net deferred tax liabilities of $382,000, $322,000 and $243,000 at December 31, 1995 and 1996 and
September 30, 1997, respectively.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial statements set forth the Pro Forma Condensed Consolidated Balance Sheet of Keystone as of September 30, 1997, and the Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the nine month period ended September 30, 1997. These pro forma financial statements are presented to illustrate the effect of certain adjustments to the historical consolidated financial statements as explained in the accompanying notes.

     The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Keystone's, DeSoto, Inc.'s and EWP's historical consolidated financial statements and notes thereto. The pro forma condensed consolidated financial statements are presented for information purposes only and are not necessarily indicative of actual results had the transactions reflected therein occurred at the dates indicated, nor do they purport to represent results of future operations of the Company.






            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                      (In thousands, except share amounts)

                                    ASSETS

                                                         Pro Forma   Pro Forma

                                   Historical

                                  Keystone   EWP    Note 2 Adjustmen  Consolida
                                                              ts         ted

Current assets
  Cash and cash equivalents      $ 46,261  $    282  (a)  $(11,200)
                                                     (b)      (100)  $ 35,243
  Notes and accounts receivable    38,081    3,962   (d)      (145)  41,898
  Inventories                      39,418    6,497            -      45,915
  Deferred income taxes            19,722      105            -      19,827
  Prepaid expenses                    915         4            -           919

    Total current assets          144,397   10,850         (11,445)  143,802
  Property, plant and equipment,   96,103    8,232   (c)     2,983   107,318
net
  Prepaid pension cost            109,468     -               -      109,468
  Restricted investments            7,507     -               -       7,507
  Deferred financing costs          3,762     -               -       3,762
  Goodwill                            -       -      (c)     1,326    1,326
  Other                             2,493       92   (a)       700    3,285
  Investment in EWP                 2,664      -     (a)     10,500    -
                                                     (b)       100     -
                                                     (c)    (13,264       -
                                                                 )
                                 $366,394  $19,174        $ (9,100)  $376,468



                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current long-$    334  $ 3,480        $   -      $  3,814
term debt
  Accounts payable                 30,513    1,853   (d)      (145)    32,221
  Accrued OPEB cost                 8,409     -               -         8,409
  Other accrued liabilities         37,702    1,362  (c)      (119 )   38,945


    Total current liabilities      76,958    6,695            (264 )   83,389

Noncurrent liabilities:
  Long-term debt                  101,143    2,105            -       103,248
  Accrued OPEB cost               101,611     -               -       101,611
  Negative goodwill                25,760     -               -        25,760
  Other                            15,866      348   (c)     1,190      17,404

    Total noncurrent liabilities  244,380    2,453            1,190    248,023


Redeemable preferred stock, no
par value, 500,000 shares
authorized, 435,456 shares issued   3,500     -                -         3,500

Common stockholders' equity:
Keystone common stock, $1 par
value, 12,000,000 shares
authorized, 9,296,533 shares
issued at stated value             10,027     -               -        10,027
  EWP common stock                   -       5,302   (c)    (5,302)      -
  Additional paid-in capital       47,166    1,301   (c)    (1,301)    47,166
  Pension liability adjustment       -         (51)  (c)        51       -
  Retained earnings (accumulated
deficit)                          (15,625)   3,474   (c)    (3,474)   (15,625)
  Treasury stock - 1,134 shares       (12)    -               -           (12)


    Total stockholders' equity      41,556   10,026         (10,026)    41,556

                                 $366,394  $19,174        $ (9,100)  $376,468

            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997


Note 1 - Basis of presentation:

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 reflects the adjustments necessary to record Keystone's acquisition of the 80% of EWP not previously owned by Keystone as though such transaction had occurred on September 30, 1997. The step acquisition is accounted for by the purchase method.

Note 2 - Pro forma adjustments:

(a) Keystone pays $10.5 million for the 80% of EWP not previously owned by Keystone, and $700,000 for a non-compete agreement with the former EWP majority shareholder.

(b)  Keystone incurs $100,000 in acquisition related costs.

(c)  Allocate purchase price as follows.

                                                                 (In thousands)

Purchase price to be allocated
  Cash paid for 80% interest in EWP                                 $10,500
  Keystone investment in 20% of EWP recorded under equity
    method                                                            2,664
  Transaction costs                                                     100

                                                                     13,264

Historical EWP common equity                                         10,026

                                                                    $ 3,238




Purchase price allocation:
  Adjust EWP pension liability to excess of pension plan
    assets over related projected benefit obligation                $   119
  Adjust EWP property, plant and equipment to estimated fair
    value based on appraisals                                         2,983
  Deferred income tax consequences of the above adjustments,
    at effective federal and state rate of 39%                       (1,190)
  Goodwill                                                            1,326

                                                                    $ 3,238



(d) Eliminate intercompany receivables and payables

            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                Pro Form Adjustments

                                   Historical    DeSoto and Pension

                                    Keystone  Note 2 Adjustmen Subtotal

                                                        ts

Revenues and other income          $331,764     (a)  $11,610  $343,374



                                     331,764           11,610   343,374

Costs and expenses:
  Cost of goods sold                297,149     (a)   10,372
                                                (c)     (119)
                                                (d)      740
                                                (g)   (2,495)   305,647


  Selling, general and
   administrative                    26,634     (a)    4,086
                                                (b)   (1,286)
                                                (c)      (64)
                                                (d)       82
                                                (g)     (276) 29,176




  Non recurring expense, net           -        (a)      444     444

  Retirement security program          -        (a)   (5,184)
                                                (d)    2,413
                                                (g)    2,771    -

  Interest                            3,741     (a)      436
                                                (e)       303     4,480

                                     327,524           12,223   339,747

  Income (loss) before income taxes   4,240             (613)  3,627
Provision (benefit) for income
taxes                                 1,656     (a)      575
                                                (g)   (1,309)    922



Net income (loss)                     2,584              121   2,705
Dividends on preferred stock             70     (a)       399    469

Net income (loss) available for
common shares

                                   $  2,514          $   (278)$2,236


Net income (loss) per common and
common equivalent share            $    .38


Weighted average common and common
equivalent shares outstanding         6,560


            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                        Pro Forma Adjustments

                                     Bond Offering           EWP           Pro Forma

                              Note 2Adjustmen Subtotal Note 2 AdjustmentsConsolidated

                                        ts

Revenues and other income           $  -      $343,374  (j)  $24,682
                                                        (k)  (10,621)
                                                        (l)      (225)    $357,210

                                        -      343,374         13,836      357,210

Costs and expenses:
  Cost of goods sold


                                       -      305,647   (j)   20,338
                                                        (k)  (10,621)
                                                        (m)      289      315,653
  Selling, general and
    administrative



                                       -      29,176    (j)    1,718
                                                        (m)        9
                                                        (n)      133
                                                        (o)      350       31,386

  Non recurring expense, net           -         444            -             444

  Retirement security program

                                       -        -               -            -

  Interest
                               (h)     5,972     10,45  (j)       713       11,165

                                                   2

                                       5,972   345,719         12,929      358,648

  Income (loss) before income
   taxes                             (5,972)  (2,345)            907       (1,438)
Provision (benefit) for
income taxes
                               (i)   (2,329)  (1,407)   (j)      794
                                                        (p)      (48)
                                                        (q)      (341)      (1,002)

Net income (loss)                    (3,643)    (938)            502         (436)
Dividends on preferred stock            -        469             -             469

Net income (loss) available
 for common shares

                                    $(3,643)  $(1,407)       $   502     $   (905)


Net income (loss) per common
and commonequivalent share                                                $   (.10)


Weighted average common and
common equivalent
  shares outstanding                                                        9,223


            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996


Note 1 - Basis of presentation:

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 has been prepared assuming (i) the September 1996 acquisition of DeSoto by Keystone and the simultaneous merger of the two companies' defined benefit pension plans occurred on January 1, 1996, (ii) the April 1996 sale of DeSoto's Union City, California business occurred on December 31, 1995, (iii) Keystone's August 1997 $100 million bond offering and application of the net proceeds therefrom occurred on January 1, 1996, and (iv) the December 23, 1997 acquisition of the 80% of EWP not previously owned by Keystone, occurred on January 1, 1996.

Note 2 - Pro forma adjustments:

     Adjustments relating to the merger of Keystone and DeSoto and the simultaneous merger of the pension plans.

     (a) Results of operations of DeSoto from January 1, 1996 through the date of the acquisition as adjusted to reflect the sale of DeSoto's Union City, California business as though such sale occurred on December 31, 1995.

     (b) Amortization of negative goodwill related to the DeSoto acquisition by the straight-line method over 20 years.
     (c) Reduction in depreciation expense resulting from amortization of purchase accounting basis difference over average remaining life of two years.

     (d) Increase in pension expense due to conforming Keystone and DeSoto mortality assumptions and purchase accounting adjustments relating to DeSoto's defined benefit pension plan.


     (e) Amortization of deferred financing costs related to the DeSoto acquisition by the straight-line method over 3 years, and impact on interest expense based on changes in average outstanding debt levels using weighted average interest rate of 9.3% as follows:

                                                             (In thousands)
Increase (decrease) in average outstanding
  debt levels related to:
    Payment to DeSoto trade creditors                           $7,412

    Payment of DeSoto preferred stock dividends                  1,810

    Reduced defined benefit pension                             (9,664)
      contributions

    Payment of financing and transaction costs                   1,258

    Other                                                          590

                                                                $1,406





     (f) Income tax expense of pro forma adjustments (c) through (e) at assumed effective federal and state rate of 39%.

     (g) Reclassification to allocate approximately 90% of adjusted pension credit to cost of goods sold and approximately 10% to selling, general and administrative expenses based on estimated employee/ retiree counts.

     Adjustments relating to the $100 million bond offering.

     (h) Impact on interest expense based on changes in average outstanding debt levels, amortization of deferred financing costs related to the bond offering by the straight-line method over 10 years, and 1% prepayment penalty on Keystone's term note as follows:

                                                              (In thousands)

Increase (decrease) in interest expenses
  related to:
    Revolving line of credit                                  $(2,867)
    Term note                                                  (1,286)
    Bonds, at 9 5/8%                                            9,625
    Amortization of deferred financing costs                      369
    Prepayment penalty on Keystone's term note                    131

                                                              $ 5,972





     (i) Income tax expense of pro forma adjustment (h) at assumed federal and state rate of 39%.


     Adjustments relating to the acquisition of the 80% of EWP not previously owned by Keystone.

     (j)  Results of operations of EWP for 1996.

     (k) Eliminate intercompany sales and purchases between Keystone and EWP.

     (l)  Eliminate Keystone's recorded equity in EWP's 1996 earnings.

     (m) Increase in depreciation expense resulting from amortization of purchase accounting basis difference over average remaining life of 10 years.

     (n) Amortization of goodwill related to the acquisition of EWP by the straight-line method over 10 years.

     (o) Amortization of non compete agreement with the former majority shareholder of EWP over the two year period of the agreement by the straight-line method.

     (p)  Adjust EWP income taxes to assumed federal and state rate of 39%.

     (q)  Income tax expense of pro forma adjustments (k), (l), (m) and (o)
          at assumed federal and state rate of 39%.
                                      KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES

                                                   UNAUDITED PRO FORMA CONDENSED
                                                CONSOLIDATED STATEMENT OF OPERATIONS
                                                Nine Months Ended September 30, 1997
                                              (In thousands, except per share amounts)

                                                   Pro Forma Adjustments

                             Historical        Bond Offering                EWP        Pro Forma

                              Keystone  Note 2 AdjustmentsSubtotal  Note 2Adjustments Consolidated

Revenues and other income    $279,662          $  -       $279,662   (c)    $ 24,873
                                                                     (d)     (11,216)
                                                                     (e)        (307)  $293,012

                              279,662             -        279,662            13,350    293,012

Costs and expenses:
  Cost of goods sold          247,481             -        247,481   (c)      20,396
                                                                     (d)     (11,216)
                                                                     (f)         215    256,876

  Selling, general and
   administrative              16,652             -         16,652   (c)       1,406
                                                                     (f)           9
                                                                     (g)          99
                                                                     (h)         263     18,429

  Overfunded defined benefit
   pension credit              (4,741)            -         (4,741)             -        (4,741)


  Interest                      5,119    (a)     2,538       7,657   (c)         516      8,173

                              264,511            2,538     267,049            11,688    278,737


  Income before income taxes   15,151           (2,538)     12,613             1,662     14,275

Provision for income taxes      5,481    (b)      (990)      4,491   (c)         933
                                                                     (i)          63
                                                                     (j)        (309)     5,178

Net income                      9,670           (1,548)      8,122               975      9,097
Dividends on preferred stock      210             -            210              -           210

Net income available for
  common shares

                             $  9,460          $(1,548)   $  7,912          $    975   $  8,887



Net income per common and
  common equivalent share

                            $   1.01                                                  $    .95



Weighted average common and
  common equivalent shares
  outstanding                   9,386                                                     9,386

            KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1997


Note 1 - Basis of presentation:

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 has been prepared assuming both Keystone's August 1997 $100 million bond offering and application of the net proceeds therefrom, and the December 23, 1997 acquisition of the 80% of EWP not previously owned by Keystone occurred on January 1, 1996.

Note 2 - Pro form adjustments:

     Adjustments relating to the $100 million bond offering

     (a) Impact on interest expense based on changes in average outstanding debt levels and amortization of deferred financing costs related to the bond offering by the straight-line method over 10 years:

                                                              (In thousands)

Increase (decrease) in interest expense
  related to:
    Revolving line of credit                                  $(2,291)
    Term note                                                  (1,209)
    Bonds, at 9 5/8%                                            5,821
    Amortization of deferred financing costs                      217

                                                              $ 2,538




     (b) Income tax expense of pro forma adjustment (a) at assumed federal and state rate of 39%.

     Adjustments relating to the acquisition of the 80% of EWP not previously owned by Keystone.

     (c) Results of operations of EWP for the nine months ended September 30, 1997.

     (d) Eliminate intercompany sales and purchases between Keystone and EWP.

     (e) Eliminate Keystone's recorded equity in EWP's earnings for the nine months ended September 30, 1997.

     (f) Increase in depreciation expense resulting from amortization of purchase accounting basis difference over average remaining life of 10 years.

     (g) Amortization of goodwill related to the acquisition of EWP by the straight-line method over 10 years.

     (h) Amortization of non compete agreement with the former majority shareholder of EWP over the two year period of the agreement by the straight-line method.

     (i)  Adjust EWP income taxes to assumed federal and state rate of 39%.
     (j) Income tax expense of pro forma adjustments (d), (e), (f) and (h) at assumed federal and state rate of 39%.